Exhibit 99.1

Summit Hotel Properties Reports First Quarter 2014 Results

AUSTIN, Texas--(BUSINESS WIRE)--May 12, 2014--Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”) today announced results for the first quarter 2014.

“In the first quarter, we continued to make solid progress on all of our key operating and strategic objectives,” said Dan Hansen, Summit’s President and CEO. “Our portfolio recorded strong gains in RevPAR, driven by growth in both average daily rates and occupancy. As a result, we generated a healthy increase in our hotel EBITDA margins, excluding the hotels under renovation, and our New Orleans hotels, which had benefited from the Super Bowl in the prior year.”

The Company’s results included the following:

	Three months ended March 31,
	2014	2013
	($ in thousands, except per unit and RevPAR data) *
Total Revenue	$89,544	$59,723
EBITDA [1]	$25,183	$17,953
Adjusted EBITDA [1]	$27,192	$18,888
FFO [1]	$14,589	$10,773
Adjusted FFO [1]	$16,658	$11,848
FFO per diluted unit [1]	$0.17	$0.16
Adjusted FFO per diluted unit [1]	$0.19	$0.18

Pro Forma [2]
RevPAR	$85.76	$79.75
RevPAR growth	7.5%
Hotel EBITDA	$29,966	$28,262
Hotel EBITDA margin	32.7%	33.1%
Hotel EBITDA margin growth	-42 bps

1 See tables later in this press release for a reconciliation of non-GAAP financial measures including net income (loss) to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted unit, adjusted FFO, adjusted FFO per diluted unit and hotel EBITDA (hotel revenues less hotel operating expenses).

² Unless stated otherwise in this release, all pro forma information includes operating results for 89 hotels owned as of March 31, 2014 as if each hotel had been owned by the Company since January 1, 2013, and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at March 31, 2014. As a result, these pro forma operating measures include operating results for certain hotels for periods prior to the Company’s ownership.

First Quarter 2014 Highlights

  Same-Store RevPAR: Same-store revenue per available room (“RevPAR”) in the first quarter of 2014 grew to $80.12, an increase of 8.4 percent over the same period in 2013. Same-store average daily rate (“ADR”) grew to $110.01, an increase of 4.6 percent from the first quarter of 2013. Same-store occupancy grew by 256 basis points to 72.8 percent.
  Pro Forma RevPAR: Pro forma RevPAR in the first quarter of 2014 grew to $85.76, an increase of 7.5 percent over the same period in 2013. Pro forma ADR grew to $118.98, an increase of 4.0 percent from 2013. Pro forma occupancy grew by 233 basis points to 72.1 percent.
  Pro Forma Hotel EBITDA: Pro forma hotel EBITDA for the first quarter of 2014 was $30.0 million, an increase of 6.0 percent over the same period of 2013.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin in the first quarter of 2014 contracted by 42 basis points compared with the same period in 2013. Pro forma hotel EBITDA margin improved by 163 basis points when excluding the 11 properties under renovation during the quarter as well as the five New Orleans, La. properties which benefited from the Super Bowl in first quarter of 2013. Pro forma hotel EBITDA margin is defined as pro forma hotel EBITDA as a percentage of pro forma total revenue.
  Adjusted EBITDA: Adjusted EBITDA increased to $27.2 million in the first quarter of 2014 from $18.9 million in the same period in 2013, an increase of $8.3 million or 44.0 percent.
  Adjusted FFO: Adjusted funds from operations (“AFFO”) for the first quarter of 2014 was $16.7 million or $0.19 per diluted unit.
  Acquisitions: The Company acquired four hotels in the first quarter of 2014 comprising 591 guestrooms, for a total purchase price of $125.7 million.
First Quarter 2014 INN vs. STR * Results
	Occupancy	ADR	RevPAR
INN Same-store (66)	3.6%	4.6%	8.4%
Overall US *	2.9%	3.8%	6.8%
Upscale *	2.6%	3.7%	6.4%
*Source: Smith Travel Research Monthly Hotel Review, Volume 14, Issue M3.

Capital Investment

Acquisitions

During the first quarter of 2014, the Company completed four acquisitions, comprising a total 591 guestrooms, for a total purchase price of $125.7 million.

2014
				Purchase
Date	Hotel	Location	Rooms	Price *	Per Key	Manager
Q1 2014
01/09/14	Hilton Garden Inn	Houston, Tex.	182	$37.5	$206,000	American Liberty
01/10/14	Hampton Inn	Santa Barbara (Goleta), Calif.	98	$27.9	$285,000	Tsunami
01/24/14	Four Points by Sheraton	San Francisco, Calif.	101	$21.3	$210,000	Pillar
03/14/14	DoubleTree by Hilton	San Francisco, Calif.	210	$39.1	$186,000	Stonebridge
	Total		591	$125.7	$213,000
						*in millions

Pro forma RevPAR among the 23 hotels acquired since January 2013 was $97.50 in the first quarter of 2014 compared to $80.12 for the 66 hotels classified as same-store during the period.

Mr. Hansen continued, “We are pleased with our acquisition activity in the first quarter of the year, including the three hotels in California which continues our expansion on the West Coast. Looking to the balance of the year, we continue to see a solid pipeline of potential transactions to further grow our portfolio.”

Renovation Capital

The Company invested $16.8 million on renovations in the first quarter of 2014. Among the 11 renovations during the quarter, scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms.

The Company completed a full renovation of its 80 percent owned Holiday Inn Express & Suites located in San Francisco, Calif. during the first quarter of 2014. The property was updated to include a re-designed lobby and common areas. The Company expanded and upgraded the business center and meeting space to service the business transient guests. All guestrooms were updated including all new furniture and beds, carpeting, 42” flat screen televisions, wall coverings, and bathroom vanities and lighting. The fitness center was upgraded, including new weights, benches and cardio equipment featuring personal viewing screens. The renovation was completed with fresh exterior paint in March of 2014 for a total cost of $4.3 million.

”Our completed renovation of the Holiday Inn Express & Suites in San Francisco is a prime example of the opportunity we have within our portfolio to execute upgrades and renovations to improve the quality and value of our portfolio” Hansen said. “We completed 11 projects in the first quarter, and our team continues to execute these improvement programs in order to drive revenue growth, operating margins and value across our portfolio.”

Dispositions

  On January 17, 2014, the Company sold two hotels with a total of 146 guestrooms for a combined selling price of $3.1 million.

Balance Sheet and Capital Activity

At March 31, 2014, the Company had total outstanding debt of $567.4 million and $36.6 million of cash and cash equivalents. Given the properties included in the borrowing base at March 31, 2014, maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term portions of the facility. At March 31, 2014, the Company had $166.0 million outstanding on its senior unsecured credit facility, $13.9 million in standby letters of credit and $120.1 million available to borrow. In addition, the Company had nine unencumbered hotels.

  The Company’s weighted average interest rate on its debt outstanding at March 31, 2014 was 4.61 percent.
  At March 31, 2014, the Company’s total net debt to trailing twelve month adjusted EBITDA was 5.2x.
  As of May 12, 2014, the Company has $141.0 million drawn, including the $75.0 million unsecured term loan and $13.9 million in standby letters of credit, and has $145.1 million available to borrow on its revolving credit facility.

Dividends

  On May 6, 2014, the Company declared an $0.1125 per share quarterly dividend on its common stock, a $0.578125 per share quarterly dividend on its 9.25 percent Series A Cumulative Redeemable Preferred Stock, a $0.4921875 per share quarterly dividend on its 7.875 percent Series B Cumulative Redeemable Preferred Stock, and a $0.4453125 per share quarterly dividend on its 7.125 percent Series C Cumulative Redeemable Preferred Stock. Based on the closing price of the Company’s common stock on May 9, 2014, the annualized dividend yield on the Company’s common stock was 4.9 percent.

Subsequent Events

  On May 6, 2014, the Company closed on a $25.0 million term loan with Compass Bank. The loan matures on May 6, 2020 and bears interest at a variable rate of 30-day LIBOR plus 240 basis points. This loan is secured by three properties: the 105-guestroom Hampton Inn & Suites Fort Worth, Tex., the 108-guestroom Hampton Inn & Suites San Diego (Poway), Calif. and the 115-guestroom Hampton Inn & Suites Ventura (Camarillo), Calif. Net proceeds from this loan were used to pay down on the senior unsecured credit facility.

2014 Outlook

The Company is providing guidance for the second quarter and full year 2014 based on 89 current hotels.¹ Except as described in footnote one below, it assumes no additional hotels are acquired or sold and no additional issuances of equity securities.

SECOND QUARTER 2014
($ in thousands, except RevPAR data)
	Low-end	High-end
Pro forma RevPAR (89) [1]	$92.50	$94.50
Pro forma RevPAR growth (89) [1]	5.50%	7.50%
RevPAR (same-store 66)	$84.50	$86.50
RevPAR growth (same-store 66)	4.50%	6.50%
Adjusted FFO [2]	$20,700	$22,500
Adjusted FFO per diluted unit [3]	$0.24	$0.26
Renovation capital deployed	$8,000	$11,000

FULL YEAR 2014
($ in thousands, except RevPAR data)
	Low-end	High-end
Pro forma RevPAR (89) [1]	$87.50	$89.50
Pro forma RevPAR growth (89) [1]	5.50%	7.50%
RevPAR (same-store 66)	$80.00	$82.00
RevPAR growth (same-store 66)	4.50%	6.50%
Adjusted FFO [2]	$72,800	$79,700
Adjusted FFO per diluted unit [3]	$0.84	$0.92
Renovation capital deployed	$35,000	$45,000

¹ Pro forma information includes operating results for 89 hotels owned as of March 31, 2014 as if each hotel had been owned by the Company since January 1, 2013 and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at March 31, 2014. As a result, these pro forma operating measures include operating results for certain hotels for periods prior to the Company’s ownership.

² The Company includes the 178-guestroom Hampton Inn, Fort Smith, Ark. in Adjusted FFO calculations; however, this property is excluded from all pro forma calculations as noted in footnote one above.

3 Assumes weighted average diluted common units of 86,626,000 for second quarter 2014; 86,616,000 for full year 2014.

First Quarter 2014 Conference Call

The Company will conduct its quarterly conference call on Monday, May 12, 2014 at 12:00pm EST. To participate in the conference call please dial 877-299-4454. The participant passcode for the call is 58133486. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59pm EST Monday, May 26, 2014 by dialing 888-286-8010; participant passcode 51514679. A replay of the conference call will also be available on the Company’s website until August 5, 2014.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on acquiring and owning premium-branded, select-service hotels in the upscale and upper midscale segments of the lodging industry. As of May 12, 2014, the Company’s portfolio consisted of 90 hotels with a total of 11,353 guestrooms located in 22 states. Since its initial public offering in February 2011, the Company has acquired 47 hotel properties, totaling 6,539 guestrooms for a total purchase price of $916.7 million.

For additional information, please visit the Company’s website, www.shpreit.com and follow on Twitter at @SummitHotel_INN.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, funds from operations and adjusted funds from operations; U.S. GDP growth; estimated sources and uses of available capital; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Balance Sheets
March 31, 2014 and December 31, 2013
Amounts in thousands
(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Investment in hotel properties, net	$1,280,255	$1,149,967
Investment in hotel properties under development	90	-
Land held for development	13,748	13,748
Assets held for sale	9,723	12,224
Cash and cash equivalents	36,551	46,706
Restricted cash	52,181	38,498
Trade receivables	12,611	7,231
Prepaid expenses and other	6,305	8,876
Derivative financial instruments	208	253
Deferred charges, net	10,585	10,270
Deferred tax asset	54	49
Other assets	6,581	6,654
TOTAL ASSETS	$1,428,892	$1,294,476

LIABILITIES AND EQUITY
LIABILITIES
Debt	$567,396	$435,589
Accounts payable	10,277	7,583
Accrued expenses	33,528	27,154
Derivative financial instruments	1,796	1,772
TOTAL LIABILITIES	612,997	472,098

COMMITMENTS AND CONTINGENCIES
Total stockholders' equity	799,950	809,840
Noncontrolling interests in operating partnership	8,252	4,722
Noncontrolling interests in joint venture	7,693	7,816
TOTAL EQUITY	815,895	822,378

TOTAL LIABILITIES AND EQUITY	$1,428,892	$1,294,476

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Statements of Operations
Amounts in thousands
(Unaudited)

	Three months ended March 31,
	2014	2013

REVENUES
Room revenue	$84,552	$56,641
Other hotel operations revenue	4,992	3,082
Total Revenues	89,544	59,723

EXPENSES
Hotel operating expenses:
Rooms	23,692	16,510
Other direct	12,020	7,780
Other indirect	23,859	15,303
Other	348	167
Total hotel operating expenses	59,919	39,760
Depreciation and amortization	15,430	10,651
Corporate general and administrative:
Salaries and other compensation	2,159	2,421
Other	2,046	656
Hotel property acquisition costs	692	654
Total Expenses	80,246	54,142

INCOME FROM OPERATIONS	9,298	5,581

OTHER INCOME (EXPENSE)
Interest income	50	17
Other income	40	160
Interest expense	(6,360)	(4,050)
Gain (loss) on disposal of assets	(3)	6
Total Other Expense, net	(6,273)	(3,867)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,025	1,714

INCOME TAX EXPENSE	(78)	(188)

INCOME FOR CONTINUING OPERATIONS	2,947	1,526

INCOME FROM DISCONTINUED OPERATIONS	378	357

NET INCOME	3,325	1,883

LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Operating partnership	(10)	(28)
Joint venture	(123)	(37)

NET INCOME ATTRIBUTABLE TO SUMMIT HOTEL PROPERTIES, INC.	3,458	1,948

PREFERRED DIVIDENDS	(4,147)	(2,452)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(689)	$(504)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	85,097	62,684
Diluted	85,527	62,950

SUMMIT HOTEL PROPERTIES, INC.
Discontinued Operations Summary
Amounts in thousands
(Unaudited)

	Three months ended March 31,
	2014	2013

REVENUE	$1,088	$6,292

Hotel operating expenses	770	4,863
Depreciation and amortization	4	839
Loss on impairment of assets	-	1,500

INCOME (LOSS) FROM HOTEL OPERATIONS	314	(910)
Interest expense	-	103
Gain on disposal of assets	(63)	(1,634)

INCOME BEFORE TAXES	377	621

INCOME TAX BENEFIT (EXPENSE)	1	(264)

INCOME FROM DISCONTINUED OPERATIONS	$378	$357

INCOME FROM DISCONTINUED OPERATIONS
ATTRIBUTABLE TO NONCONTROLLING INTEREST	$5	$18

INCOME FROM DISCONTINUED OPERATIONS
ATTRIBUTABLE TO COMMON STOCKHOLDERS	$373	$339

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations
Amounts in thousands, except per common unit
(Unaudited)

	Three months ended March 31,
	2014	2013
NET INCOME	$3,325	$1,883
Preferred dividends	(4,147)	(2,452)
Depreciation and amortization	15,434	11,490
Loss on impairment of assets	-	1,500
Gain on disposal of assets	(60)	(1,640)
Noncontrolling interest in joint venture	123	37
Adjustments related to joint venture	(86)	(45)
Funds From Operations	$14,589	$10,773
Per common unit	$0.17	$0.16

Equity based compensation	$467	$421
Hotel property acquisition costs	692	654
Expenses related to improvement of internal controls	910	-
Adjusted Funds From Operations	$16,658	$11,848
Per common unit	$0.19	$0.18

Weighted average diluted common units [1]	86,585	66,245

1 The Company includes the outstanding units of limited partnership interest (“OP units”) in Summit Hotel OP, LP, the Company’s operating partnership, because the OP units are redeemable for shares of the Company’s common stock.

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA
Amounts in thousands
(Unaudited)

	Three months ended March 31,
	2014	2013
NET INCOME	$3,325	$1,883
Depreciation and amortization	15,434	11,490
Interest expense	6,360	4,153
Interest income	(50)	(17)
Income tax expense	77	452
Noncontrolling interest in joint venture	123	37
Adjustments related to joint venture	(86)	(45)
EBITDA	$25,183	$17,953

Equity based compensation	$467	$421
Hotel property acquisition costs	692	654
Loss on impairment of assets	-	1,500
Gain on disposal of assets	(60)	(1,640)
Expenses related to improvement of internal controls	910	-
ADJUSTED EBITDA	$27,192	$18,888

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma (1) Operational Data
Amounts in thousands
(Unaudited)

	Three months ended March 31,
	2014	2013
REVENUE
Room revenue	$86,248	$80,219
Other hotel operations revenue	5,412	5,124
Total Revenue	91,660	85,343

EXPENSES
Hotel operating expenses
Rooms	24,394	22,570
Other direct	12,376	11,451
Other indirect	24,566	22,729
Other	358	332
Total Operating Expenses	61,694	57,082

Hotel EBITDA	$29,966	$28,262
	2013			2014
	Q2	Q3	Q4	Q1	TTM

Room revenue	$89,413	$87,822	$81,127	$86,248	$344,611
Other revenue	5,194	5,125	5,393	5,412	21,123
Total Revenue	$94,607	$92,947	$86,520	$91,660	$365,734

Hotel EBITDA	$33,992	$32,484	$26,796	$29,966	$123,239
EBITDA Margin	35.9%	34.9%	31.0%	32.7%	33.7%

Rooms occupied	778,800	761,173	715,406	724,874	2,980,253
Rooms available	1,017,016	1,028,039	1,028,069	1,005,750	4,078,874

Occupancy	76.6%	74.0%	69.6%	72.1%	73.1%
ADR	$114.81	$115.38	$113.40	$118.98	$115.63
RevPAR	$87.92	$85.43	$78.91	$85.76	$84.49

1 Pro forma information includes operating results for 89 hotels owned as of March 31, 2014 as if each hotel had been owned by the Company since January 1, 2013 and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at March 31, 2014. As a result, these pro forma operating measures include operating results for certain hotels for periods prior to the Company’s ownership.

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma (1) and Same-Store (2) Statistical Data
(Unaudited)

	Three months ended March 31,
	2014	2013
Total Portfolio (89 hotels)
Rooms occupied	724,874	701,476
Rooms available	1,005,750	1,005,840
Occupancy	72.1%	69.7%
ADR	$118.98	$114.36
RevPAR	$85.76	$79.75

Occupancy growth	233 bps
ADR growth	4.0%
RevPAR growth	7.5%

	Three months ended March 31,
	2014	2013
Same-Store (66 hotels)
Rooms occupied	494,949	477,616
Rooms available	679,590	679,680
Occupancy	72.8%	70.3%
ADR	$110.01	$105.22
RevPAR	$80.12	$73.94

Occupancy growth	256 bps
ADR growth	4.6%
RevPAR growth	8.4%

1 Pro forma information includes operating results for 89 hotels owned as of March 31, 2014 as if each hotel had been owned by the Company since January 1, 2013, and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at March 31, 2014. As a result, these pro forma operating measures include operating results for certain hotels for periods prior to the Company’s ownership.

2 For purposes of this press release, same-store information includes operating results for hotel properties owned at all times by the Company during the three-month period ended March 31, 2014 and 2013 and excludes the 178-guestroom Hampton Inn located in Fort Smith, Ark. that was held for sale at March 31, 2014.

Non-GAAP Financial Measures

FFO and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because the amount of depreciation and amortization we add back to net income or loss includes amortization of deferred financing costs and amortization of franchise royalty fees. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. FFO and AFFO should not be considered as an alternative measure of our net income (loss) or operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA and Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses, and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA, adjusted EBITDA and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

CONTACT:
Summit Hotel Properties, Inc.
Elisabeth Eisleben, 512-538-2306